                                                                   EXHIBIT 10.20

                               SEMCO ENERGY, INC.
                       2004 STOCK AWARD AND INCENTIVE PLAN

                 EMPLOYEE PERFORMANCE SHARE UNIT AWARD AGREEMENT

 Grantee:                       [First Middle Last]

 Target Grant:                  [  ] units

 Performance Period             January 1,        through
                                          -------
                                December 31,
                                            -------

 Grant Date:
                                -------------------

      THIS PERFORMANCE SHARE UNIT AGREEMENT is effective as of the Grant Date stated above, by and between SEMCO Energy, Inc. and the Grantee.

      WHEREAS, the Performance Share Units described in this Agreement have been granted pursuant to, and are governed by, the Plan;

      NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

1. PERFORMANCE SHARE UNIT GRANT. Subject to the terms and conditions of this Agreement, the Company hereby grants to Grantee a Target Grant of Performance Share Units as specified above.

2. AWARD OF PERFORMANCE SHARE UNITS.

      (a) The Grantee will receive an award of a percentage of his Target Grant of Performance Share Units as of the last day of the Performance Period if he remains actively employed with the Company on such date and if the threshold level of performance is met or exceeded with respect to at least one of the performance goals established by the Committee for such Performance Period.

      (b) Schedule A to this Agreement sets forth Grantee's performance goals, the portion of the Target Grant that will be available for an award with respect to each performance goal (the "Performance Target") and the percentage of that Performance Target that will be awarded based upon the actual performance level achieved with respect to such performance goal during the Performance Period. The total Performance Share Units awarded pursuant to this Agreement shall equal the sum of the Performance Share Units awarded with respect to each performance goal.

3. AWARDS ON CERTAIN EVENTS. Notwithstanding the requirement in Section 2 of this Agreement that a Grantee be actively employed on the last day of the Performance Period, Performance Share Units shall be awarded at the end of the Performance Period pursuant to Section 2 to any Grantee who terminates employment during the Performance Period:

            (i)   on the Grantee's Retirement Date;

            (ii)  on the Grantee's Disability Retirement Date;

            (iii) on the date of the Grantee's death prior to his termination of employment from the Corporation; or

            (iv)  as a result of a Change of Control.

The number of Performance Share Units awarded pursuant to this Section 3 shall equal the product of the Performance Share Units that would otherwise be awarded had the Grantee remained employed until the last day of the Performance Period multiplied by (1) the number of days the Grantee was employed during the Performance Period over (2) the number of days in the Performance Period.

4. DELIVERY OF SHARES. Upon certification by the Committee of the achieved performance under the established performance goals for the Performance Period, the Performance Share Units awarded pursuant to Section 2 shall be paid to the Grantee in shares of Stock. Payment of such Shares shall in no event be made later than the date which is 2 1/2 months after the end of the taxable year in which the Performance Period ends. Certificates representing such shares of Stock shall be delivered to the Grantee as soon as practicable after such payment.

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

5. OWNERSHIP RIGHTS. Upon certification by the Committee in accordance with
Section 4 above, the Grantee shall exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such shares, provided that voting and dividend rights with respect to the shares will be exercisable only if the record date for determining shareholders entitled to vote, or to receive dividends, falls on or after the date of such certification.

6. DEFERRAL OF EXERCISE OR DELIVERY OF SHARES. Notwithstanding any provision in this Agreement to the contrary, if any law or regulation of any governmental authority having jurisdiction in the matter requires the Company, the Committee or the Grantee to take any action or refrain from action in connection with the award of or delivery of Performance Share Units or Stock under this Agreement, or to delay such award or delivery, then the award or delivery of such shares shall be deferred until such action has been taken or such restriction on action has been removed.

7. GENERAL PROVISIONS. The Grantee acknowledges that he has read, understands and agrees with all of the provisions in this Agreement and the Plan, including (but not limited to) the following:

      (a) AUTHORITY OF COMMITTEE. The Committee shall have all the authority set forth in the Plan including, but not limited to, the authority to administer the Agreement and the Plan; to make all determinations with respect to the construction and application of the Agreement, the Plan, and the resolutions of the Board of Directors establishing the Plan; to adopt and revise rules relating to the Agreement and the Plan; and to make other determinations which it believes are necessary or advisable for the administration of the Agreement and the Plan. Any dispute or disagreement which arises under this Agreement or the Plan shall be resolved by the Committee in its absolute discretion. Any such determination, interpretation, resolution, or other action by the Committee shall be final, binding and conclusive with respect to the Grantee and all other persons affected thereby.

      (b) NOTICES. Any notice which is required or permitted under this Agreement shall be in writing (unless otherwise specified in the Agreement or in a writing from the Company to the Grantee), and delivered personally or by mail, postage prepaid, addressed as follows: (i) if to the Company, at 1411 Third Street, Ste. A, Port Huron, Michigan 48060, Attention: Corporate Secretary, or at such other address as the Company by notice to the Grantee may have designated from time to time; (ii) if to the Grantee, at the address indicated in the Grantee's then-current personnel records, or at such other address as the Grantee by notice to the Company may have designated from time to time. Such notice shall be deemed given upon receipt.

      (c) TAXATION. The Grantee shall be responsible for all applicable income and withholding taxes and the employee share of FICA taxes with respect to any compensation income generated upon the award of his vested Performance Shares under this Agreement. The Company may reduce the number of Performance Share Units awarded (and shares of Stock delivered) to the Grantee to pay the applicable FICA withholding taxes on the vested Performance Share Units and any federal and state income tax withholdings related to such FICA amount.

      (d) NONTRANSFERABILITY. This Agreement and the Performance Share Units granted to the Grantee shall be nontransferable and shall not be sold, hypothecated or otherwise assigned or conveyed by the Grantee to any other person, except as specifically permitted in this Agreement. No assignment or transfer of this Agreement or the rights represented thereby, whether voluntary or involuntary, or by operation of law or otherwise, shall vest in the assignee or transferee any interest or right whatsoever, except as specifically permitted in this Agreement. The Agreement shall terminate, and be of no force or effect, immediately upon any attempt to assign or transfer the Agreement or any of the Performance Share Units to which the Agreement applies.

      (e) DESIGNATION OF BENEFICIARY. Notwithstanding anything in Section 7(d) to the contrary, the Grantee may designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under this Agreement. Such a designation shall be filed with the Company in accordance with uniform procedures specified by the Committee. The

Grantee may change or revoke a Beneficiary designation at any time by filing a written statement of such change or revocation with the Company in accordance with uniform procedures specified by the Committee. No Beneficiary designation or change of Beneficiary designation will be effective until notice thereof is received. If Grantee fails to designate a Beneficiary or if the Beneficiary predeceases the Grantee, the legal representative of Grantee's estate shall be deemed to be his Beneficiary for purposes of this Agreement. The Grantee is not required to obtain spousal consent to designate someone other than the spouse as beneficiary.

      (f) NO SHAREHOLDER RIGHTS. Except as otherwise specifically provided in
Section 5 of this Agreement, the Grantee shall have no rights as a shareholder of the Company and shall not be deemed to be a shareholder of the Company for any purpose.

      (g) NOT AN EMPLOYMENT CONTRACT. This Agreement shall not be deemed to limit or restrict the right of the Company to terminate the Grantee's employment at any time, for any reason, with or without cause, or to limit or restrict the right of the Grantee to terminate his employment with the Company at any time.

      (h) FRACTIONAL SHARES. Notwithstanding anything in this Agreement to the contrary, in the event that any adjustment to the Target Grant or an award of Performance Share Units or the calculation of an award pursuant to this Agreement would otherwise result in the creation of a fractional share interest, the affected Target Grant or Performance Share Unit award shall be rounded up to the nearest whole share.

      (i) AMENDMENT OR TERMINATION. This Agreement may be amended or terminated at any time by the mutual agreement and written consent of the Grantee and the Committee, but only to the extent permitted under the Plan.

      (j) GOVERNING INSTRUMENT. This Agreement is subject to all terms and conditions of the Plan and shall at all times be interpreted in a manner that is consistent with the intent, purposes, and specific language of the Plan.

      (k) SEVERABILITY. If any provision of this Agreement should be held illegal or invalid for any reason by the Committee or court of applicable jurisdiction, such determination shall not affect the other provisions of this Agreement, and it shall be construed as if such provision had never been included herein.

      (l) HEADINGS/GENDER. Headings in this Agreement are for convenience only and shall not be construed to be part of this Agreement. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.

      (m) GOVERNING LAW. This Agreement shall be construed, and its provisions enforced and administered, in accordance with the laws of the State of Michigan and, where applicable, federal law.

8. DEFINITIONS. All capitalized terms shall have the meaning set forth in the Plan or, if not defined in the Plan, shall be defined as set forth below.

      (a) CHANGE OF CONTROL has the meanings specified in Section 9(c) of the Plan.

      (b) COMPANY means SEMCO Energy, Inc., its successors and assigns, and any other Company or other entity, whether foreign or domestic, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than eighty percent (80%) by reason of stock ownership or otherwise.

      (c) DISABILITY RETIREMENT DATE means the date of the Grantee's termination of employment from the Company due to Disability. For purposes of this Agreement, Disability means a "disability" as defined under the SEMCO Energy, Inc. Long-Term Disability Plan (whether or not the Grantee is covered under such plan).

      (d) GRANT DATE means the date set forth on the first page of this Agreement.

      (e) GRANTEE means the Eligible Person named on the first page of this Agreement.

      (f) RETIREMENT DATE means the Grantee's date of termination from the Company on which Grantee is eligible to receive an immediate annuity under the terms of the SEMCO Energy, Inc. Retirement Plan (or any successor tax-qualified retirement plan maintained for salaried employees of the Company).

      (g) PERFORMANCE PERIOD means the period during which the performance goals established by the Committee will be measured to determine whether any of the Performance

Share Units will be awarded to Grantee pursuant to Section 2, which period is specified on the first page of this Agreement.

      (h) PERFORMANCE SHARE UNITS means the measurement unit, representing shares of Stock, which is granted under the terms and conditions of this Agreement.

      (i) PLAN means the SEMCO Energy, Inc.2004 Stock Award and Incentive Plan, as adopted by the Board of Directors on March 12, 2004, and approved by the Company's shareholders on May 24, 2004, and as amended from time to time.

      (j) TARGET GRANT means the number of Performance Share Units specified on the first page of this Agreement.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers under its corporate seal, and the Grantee has executed this Agreement, as of the day and year first above written.

                                              SEMCO ENERGY, INC.

                                              By: ______________________________

ATTEST:

__________________________________
Corporate Secretary

                                              GRANTEE
                                              __________________________________
                                              Name: ____________________________

                                   SCHEDULE A

                             LTIP PERFORMANCE CYCLE
                           PERFORMANCE SHARE TARGET(s)

WEIGHTING            PERFORMANCE TARGET
---------            ------------------
_________       _____________________________

_________       _____________________________

                             DETERMINATION OF AWARD

            Achievement Level of
                Performance        Award as Percentage of Performance Target
            --------------------   -----------------------------------------
THRESHOLD          25.0%                             25.0%
                   30.0%                             30.0%
                   35.0%                             35.0%
                   40.0%                             40.0%
                   45.0%                             45.0%
                   50.0%                             50.0%
                   55.0%                             55.0%
                   60.0%                             60.0%
                   65.0%                             65.0%
                   70.0%                             70.0%
                   75.0%                             75.0%
                   80.0%                             80.0%
                   85.0%                             85.0%
                   90.0%                             90.0%
                   95.0%                             95.0%
 TARGET             100%                              100%
                  105.0%                            105.0%
                  110.0%                            110.0%
                  115.0%                            115.0%
                  120.0%                            120.0%
                  125.0%                            125.0%
                  130.0%                            130.0%
                  135.0%                            135.0%
                  140.0%                            140.0%
                  145.0%                            145.0%
 MAXIMUM          150.0%                            150.0%

                             GRANTEE ACKNOWLEDGEMENT

I, the undersigned, hereby affirm that I have read the Performance Share Unit Award Agreement and this Schedule A and understand the terms and conditions of this award.

______________________________                            ______________________
Printed Name                                              Date

_____________________________
Signature